Exhibit 10.1

AMENDMENT AND SETTLEMENT AGREEMENT

This Amendment and Settlement Agreement (this “Agreement”) is made with effect as of this 19th day of July 2023, by and between Qualigen Therapeutics, Inc., a Delaware corporation based in California, U.S., (“Qualigen”) and NanoSynex Ltd., a private Israeli company (“Nano”). Each of Qualigen and Nano may be referred to hereinafter as a “Party” and collectively as “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties are parties to the Master Funding Agreement for the Operational and Technology Funding of Nanosynex Ltd. dated May 26, 2022 (the “MFA”); and

WHEREAS, under the MFA, Qualigen advanced to Nano an aggregate sum of $2,880,000 as one or more loans, with respect to which Nano issued Notes (as defined in the MFA) to Qualigen pursuant to the terms of the MFA; and

WHEREAS, the Parties now wish to amend Qualigen’s obligations to further fund Nano and other terms under the MFA.

NOW, THEREFORE, the parties agree as follows:

1.	Advance Payment: Subject to the provisions of this Agreement, Qualigen will advance to Nano an aggregate amount of $1,610,000 as follows:

(a)	$380,000 within five (5) business days of the execution of this Agreement, subject to the provisions of Section 4.

(b)	$560,000 on or before November 30, 2023, against which Nano will issue a Note to Qualigen (substantially in the form attached hereto as Exhibit A)) with a face value in the amount of such funding, except as may be modified by subsection (d) below.

(c)	$670,000 on or before March 31, 2024, against which Nano will issue a Note to Qualigen (substantially in the form attached hereto as Exhibit A) with a face value in the amount of such funding, except as may be modified by subsection (d) below.

(d)	The parties agree that the first $380,000 of payments made to Nano under this Agreement shall be considered a “premium” paid for prior Nano shares purchased by Qualigen, and shall not be repayable pursuant to a Note or otherwise.

(e)	Notwithstanding the foregoing payment schedule, should Qualigen complete a sale of its FastPack business pursuant to which sale Qualigen receives proceeds of at least $6,000,000, the above schedule shall be accelerated. All payments that have not yet been made (either by payment in cash or through forfeiture of Preferred Shares as set forth in Sections 4 and 5) prior thereto, shall become due and payable to Nano within five (5) business days of the completion of such sale.

2.	Termination of Funding Obligation: Other than as set forth herein and notwithstanding anything in the MFA to the contrary, Qualigen shall have no further obligation under the MFA to provide any funding to Nano, whether under the MFA or otherwise (including by way of equity investment, loan financing or credit lines).

3.	Cancellation of Notes: The Notes issued to Qualigen for the $2,880,000 advance previously made under the MFA will be terminated, relieving Nano of any repayment obligations to Qualigen with respect to such Notes.

4.	Immediate Forfeiture of Preferred Shares Constituting Majority Ownership by Qualigen: The parties acknowledge that the purchase price of the Preferred B Shares issued to Qualigen under the Series B Preferred Share Purchase Agreement which was executed simultaneously with the MFA was determined, among other, based on Qualigen’s commitment to fund the Company according to the MFA. Therefore, in lieu of payment of the initial $380,000, 281,000 Preferred B Shares of Nano that are currently held by Qualigen will be forfeited and return to Nano. Such forfeiture shall not be deemed a purchase by Nano or distribution by Nano to Qualigen. Upon such forfeiture, Qualigen will own approximately 49.97% of the issued and outstanding voting equity of Nano. The parties will consult their legal counsel to jointly determine how best to structure such forfeiture, and any forfeitures under Section 5, having regard to applicable law. Upon forfeiture of such Preferred B Shares, the Preferred B Original Issue Price under Nano’s Articles of Association (the “Articles”) will be increased to reflect the new implied price per share of the Preferred B Shares, however for the purpose of anti-dilution rights of the Preferred B Shares under the Articles, the Original Issue Price shall remain the current price (i.e. US$1.5716).

5.	Sole and Exclusive Remedy for Non-payment: In the event that Qualigen fails to fulfill its payment obligations as stipulated under Section 1 of this Settlement Agreement (with the exception of Section 1(a) which is subject to Section 4), Nano’s sole and exclusive remedy (notwithstanding anything to the contrary in the MFA or applicable law) will be to require Qualigen to forfeit additional Preferred A-1 Shares in such number that will be equal to the fraction the numerator of which is the amount in default (i.e. the amount that Qualigen should have, but failed, to fund to Nano pursuant to the terms of this Agreement), and the denominator of which shall be the price per share that Qualigen originally paid in consideration for its Preferred A-1 Shares to the previous holder thereof, being $1.5716 per share. Any such forfeitures under this Section 5 shall not be deemed a purchase by Nano or distribution to Qualigen. Qualigen will fully cooperate with Nano and shall perform such acts and execute such documents as may be necessary to carry out the forfeiture of the Preferred A-1 Shares under Sections 4 and 5.

6.	Composition of Nano’s Board of Directors: Section 46 of the Articles will be amended such that Qualigen shall be entitled to appoint two (2) Directors and the Founders shall be entitled to appoint three (3) Directors; provided, Qualigen shall have a right to approve the third Director appointed by the Founders, which approval shall not be unreasonably withheld or delayed provided such appointee is independent from and not affiliated with management and/or the Founders.

7.	Mutual Waiver and Release and Ratification by Shareholders: Each Party, in their own capacity and on behalf of their affiliates, hereby releases, acquits, and forever discharges the other Party, its affiliates, directors, and anyone acting on its behalf, from all actions, causes of action, suits, proceedings, debts, dues, contracts, judgments, damages, claims, and demands whatsoever in law or equity, which they ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever until the date of this Agreement. In the context of a unanimous shareholder consent ratifying Nano’s entry into this Agreement and adopting the changes to the Articles pursuant to Section 6, Nano will obtain a waiver from each shareholder, essentially extending this waiver to encompass each such shareholder as if they were parties hereto.

8.	Non-Disparagement: Each of the Parties, on its own behalf and on behalf of any person or entity affiliated therewith, hereby undertakes not to make any statements that are professionally or personally disparaging about, critical of, defamatory or slanderous of, or otherwise adverse to, the interests of the other Parties (including its shareholders, affiliates, officers, directors, employees, consultants and agents).

9.	Confidentiality: This Agreement shall be held in the strictest confidence by the Parties and shall not be publicized or disclosed in any manner whatsoever; provided, however, the Parties may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements such as US securities laws and public company reporting requirements; and the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce this Agreement’s terms or as otherwise required by law. Notwithstanding the foregoing, Nano may disclose this Agreement in connection with due diligence reviews by prospective investors, lenders, acquirers and corporate partners under customary confidentiality obligations.

10.	General: The Parties acknowledge and agree that the forfeiture of Preferred Shares and cancellation of Notes as contemplated herein shall not be deemed to have taken effect nor any document delivered under this Agreement until the ratification of this Agreement and the waiver of Nano shareholders shall have been obtained in accordance with Section 7. Sections 8.2 through 8.9 of the MFA are incorporated herein by reference, and shall apply to this Agreement, subject to any necessary changes given the context.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove set forth.

NANOSYNEX LTD.

By:	/s/ Diane Abensur Bessin

Name:	Diane Abensur Bessin

Title:	CEO

QUALIGEN THERAPEUTICS, INC.

By:	/s/ Michael Poirier

Title:	Michael Poirier, Chairman & CEO

Exhibit A

THIS NOTE HAS BEEN ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION AND QUALIFICATION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH SALE, TRANSFER, OR DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION OR QUALIFICATION.

FOR PURPOSES OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE HOLDER OF THIS NOTE MAY CONTACT [INSERT NAME OF THE APPROPRIATE REPRESENTATIVE OF THE COMPANY] AT [INSERT PHONE NUMBER], WHO WILL, NOT LATER THAN TEN DAYS AFTER THE DATE HEREOF, PROMPTLY MAKE AVAILABLE TO HOLDERS, UPON REQUEST, THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE, AND (3) THE YIELD TO MATURITY OF THIS NOTE.

PROMISSORY NOTE

US $ [ ]	_________ ___, 2022

FOR VALUE RECEIVED, NanoSynex Ltd., a company incorporated under the laws of the State of Israel (the “Company”), hereby promises to pay to Qualigen Therapeutics Inc. (the “Funder”), a Delaware company based in California, U.S., in the manner hereinafter specified, the principal sum of _[ ] US Dollars ($[ ],000.00) (the “Principal”), together with interest from the date hereof at a rate of 9.00% per annum on the principal balance from time to time outstanding (the “Interest”). Principal and Interest due under this Promissory Note (the “Note”) shall be due and payable in lawful money of the United States. Payments hereunder shall be made via wire transfer to the Funder’s bank account as set forth in Exhibit A attached hereto or such other address as Funder may hereafter designate by written notice to Company.

This Note is being made pursuant to that Master Agreement for the Operational and Technology Funding of NanoSynex Ltd. between Company and Funder, dated April 29, 2022 (the “Funding Agreement”), and all terms set forth therein shall apply to this Note mutatis mutandis.

1.	Payments.

a. The Principal and Interest under this Note shall be due and payable upon the sooner to occur of: (i) five (5) years from the date of this Note; (ii) the acquisition by any person or entity of all or substantially all of the share capital of Company, through share purchase, issuance of shares or merger of the Company or the purchase of all or substantially all of the assets of Company; or (iii) the initial public offering (“IPO”) of Company (the “Maturity Date”). All payments under this Note shall be applied first to accrued but unpaid Interest, and next to outstanding Principal.

b. Prepayment. Principal and accrued Interest due hereunder may be prepaid or paid in advance by Company in its sole discretion, in whole or in part, at any time upon fifteen (15) days prior written notice without any premium or penalty imposed on Company.

2. Default and Remedies. The occurrence of any one or more of the following events shall constitute an event of default under this Note (an “Event of Default”): (i) if Company fails to pay when due any payment of Principal or Interest on this Note or any other Note issued to Funder under the Funding Agreement and such failure continues for five (5) business days after the due date; (ii) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other applicable law of Company’s home jurisdiction relating to insolvency or relief of debtors (the “Code”), Company (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; or (D) makes an assignment for the benefit of its creditors; (iii) if a court of competent jurisdiction enters an order or decree under the Code that (A) is for relief against Company in an involuntary case; (B) appoints a trustee, receiver, assignee, liquidator, or similar official for Company, or substantially all of Company’s assets; or (C) orders the liquidation of Company, and in each case the order or decree is not dismissed within sixty (60) days, which breach goes uncured for five (5) business days after Funder notifies Company of such breach in writing; or (iv) Company becomes insolvent. Upon the occurrence of an Event of Default:

a. All unpaid amounts under this Note shall, without notice, become immediately due and payable at the option of Funder (which may demand immediate repayment of all or part of any unpaid amount);

b.	Funder shall have all rights and remedies under applicable law; and

c.	Interest shall accrue at the default rate of eighteen percent (18%) per annum.

3. Revival. To the extent that Company makes a payment or Funder receives any payment or proceeds for Company’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the Code, then, to such extent, the obligations of Company hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Funder.

4.	Miscellaneous.

a. Modifications and Amendments. The terms and provisions of this Note may be modified or amended only by written agreement executed by Company and Funder.

b. Assignment/Binding Effect. Neither this Note, nor any right hereunder, may be assigned by Company without the prior written consent of Funder. This Note shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

c. Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Note shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

d. Interpretation. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Note, and (ii) the terms and provisions of this Note shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Note.

e. Headings and Captions. The headings and captions of the various subdivisions of this Note are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

f. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and interpreted according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent courts located in Tel Aviv, Israel, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

g. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) upon personal delivery to the party to be notified, (b) on the first business day following delivery after having been sent by electronic mail (with electronic confirmation of delivery), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.

h. Counterparts. This Note may be executed in any number of counterparts (including by email or electronic signature), each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

i. Waivers. The Company and all others who may become liable for payment of all or any part of the obligations hereunder do hereby severally waive presentment and demand for payment, protest, notice of nonpayment, notice of intent to accelerate the maturity hereof, notice of protest, notice of dishonor and notice of maturity. Any delay by the Funder hereof in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall the exercise of any single or partial right hereunder create any other or further exercise thereof or exercise of any other power or right, nor shall the Funder hereof be liable for exercising or failing to exercise any such power or right. The rights, remedies and benefits herein specified are cumulative and not exclusive of any rights, remedies or benefits which the Funder hereof otherwise may have.

[Signature on following page]

IN WITNESS WHEREOF, the parties have executed this Note effective as of the date first above written.

“COMPANY”

NANOSYNEX LTD.

By:

“FUNDER”

QUALIGEN THERAPEUTICS INC.

By: